Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 12, 2026, with respect to the consolidated financial statements included in the Annual Report of CareCloud, Inc. on Form 10-K for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statements of CareCloud, Inc. on Form S-3 (File No. 333-286431) and Forms S-8 (File No. 333-203228, 333-217317, 333-226685, 333-239781 and 333-265536).

/s/ Tanner LLP

Lehi, Utah
March 12, 2026